Exhibit 10.65

       Amendment of May 1996 to the Research and License Agreement between
                   ImClone Systems Incorporated and Merck KGaA

     WHEREAS ImClone Systems (hereinafter "ImClone") and Merck KGaA (hereinafter "Merck") are parties to a Research and License Agreement effective April 1, 1990 which has been previously amended on September 1, 1993 and on November 2, 1993; and

     WHEREAS the parties intend to further modify the Agreement to represent the current intent of the parties with respect to the development of BEC-II and gp75, the parties hereby modify and amend the Agreement in the following respects:

1. The recitation of the parties on page one of the Agreement shall replace the name E. Merck with the name Merck KGaA.

2. Section 1.16 shall be modified to read in its entirety as follows:

    "1.16 The term "Research and Development Protocol" shall mean the plan for the conduct of the Research and Development, as set forth in Schedule E attached hereto and specifically incorporated herein, and as may be amended by the parties from time to time, including with respect to Alternative Product(s)."

3. Section 1.17 shall be modified to read in its entirety as follows:

    "1.17 The term "Research and Development Period" shall mean that four year period during which the initial research on BEC-II and gp75 was performed, in accordance with the terms of Article 3 hereof, which four year period has concluded."


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

4. Section 2.1 shall be modified to read in its entirety as follows:

    "2.1 ImClone hereby grants to Merck an exclusive license, with the right to sublicense, in the Field under Licensed Patents and/or Licensed Technology to make, have made, use, sell, or have sold Licensed Products worldwide, with the exception of North America. ImClone retains all rights to the Licensed Patents and the Licensed Technology other than granted hereby."

5. Section 2.2 shall be modified to read in its entirety as follows:

    "2.2 Merck hereby grants to ImClone an exclusive license, with the right to sublicense, to all rights which it may have to Licensed Technology to make, have made, use, sell or have sold Licensed Products in North America."

6. Section 2.3 shall be modified to read in its entirety as follows:

    "2.3 If, during the term of the Agreement, ImClone intends to grant a license, exclusive or otherwise (or right to distribute) in the Field, under Licensed Patent(s) and/or Licensed Technology, to make, use or sell Licensed Product(s) in North America, it shall so notify Merck in writing and afford Merck the opportunity to negotiate terms for such a license. Should the parties not enter into such a license in writing within ninety (90) days of such written notification to Merck, the offer shall be deemed formally withdrawn."

7. Section 2.5(b) shall be modified to read in its entirety as follows:

    "2.5 ImClone hereby grants to Merck an exclusive license, with a right to sublicense, in the Field, to such rights as ImClone may hold to Improvements, to make, have made, use, sell or have sold Licensed Products worldwide outside North America."


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

8. Section 2.5(c) shall be modified in its entirety to read as follows:

    "2.5(c) If ImClone  grants  Merck a license (or right to  distribute)  under
    Section 2.3 above, then ImClone shall grant Merck a license (or right to distribute) in the Field to such rights as ImClone may hold to Improvements to make, have made, use, sell or have sold Licensed Products in North America."

9. Section 2.5(d) shall be modified so that the first sentence shall read in its entirety as follows (the remainder of the section shall remain unchanged):

    "2.5(d) Merck hereby grants to ImClone an exclusive license, with the right to sublicense, to such rights as Merck may hold to Improvements, to make, have made, use, sell or have sold Licensed Products in North America, at conditions to be negotiated in good faith by the parties hereto."

10. Section 3.2 shall be modified to add a sentence at the end of the section as follows:

    "The funds required herein for the support of research of the BEC-II and gp75 had been paid by Merck, and Merck shall have no further obligations as a result of this Section 3.2"

11. Section 3.4 shall be modified so that it shall read in its entirety as follows:

    "3.4. The Research and Development Protocol includes the plans for the conduct and management of clinical trials, development and manufacturing, further research, and for the filing for appropriate regulatory approvals for the sale of the Licensed Products. All of such clinical trials and regulatory submissions shall be the responsibility of Merck in the territories wherein it has a license and/or assignment hereunder. However, it is the intention of the parties, as further set forth in the Research and Development Protocol, to conduct a multi-site multi-national pivotal clinical trial for the BEC-II.


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

    Costs, including those of ImClone, as contemplated in the Research and Development Protocol, for manufacturing of materials for clinical trials, conduct of clinical trials, and regulatory submissions (other than drug approval fees which are the responsibility of Merck or ImClone in their respective territories) in connection with the development of the Licensed Products for the U.S., Europe, Australia and New Zealand shall be shared by the parties in the proportion of 60% by Merck and 40% by ImClone. It is the intent of the parties that ImClone be the commercial manufacturer of the Licensed Products worldwide. Achievement of such shall be as set forth in the Research and Development Protocol."

12. Section 4.2 was amended by the amendment dated November 2, 1993 (the "Amendment"). It is hereby acknowledged by the parties that Payments one, two, three and four under Section 4.2(a) through 4.2(c) of the Agreement and Payment one of the Amendment have been made. Other consideration in the Agreement originally contemplated in the remainder of Section 4.2, as amended by the Amendment, and Section 4.3, shall be increased, and the payment structure shall be as follows, which shall replace Sections 4.2(d), 4.2(e) and Section 4.3 in their entirety:

     "4.2(d) Upon the achievement of milestone (a) in Section 4.3, a schedule of quarterly payments totaling $4,700,000 shall commence. The first payment, in the amount of $625,000, shall be made within 30 days after the achievement of the milestone. Seven quarterly payments shall be made thereafter, at quarterly intervals, all in the amount of $625,000, but for the last payment, which shall be in the amount of $325,000. The last payment has been reduced in part to reflect the acknowledgment of the parties that the payment for the demonstration originally called for in
     Section 4.2(c) was made under dispute, which has been resolved."

     Section 4.2(e) shall be deleted in its entirety.

     Section 4.3 shall be modified to read in its entirety as follows:


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

     "4.3 In addition, Merck shall pay ImClone the following non-refundable milestone payments:

     a. $500,000 upon the achievement of a pilot-scale (based on the Research and Development Protocol) fermentation in the manufacture of BEC-II yielding at least 7.5 grams of material meeting the specifications of the Research and Development Protocol;

     b. $1,000,000 upon successful manufacture of bulk cGMP BEC-II material meeting the specifications of the Research and Development Protocol;

     c.     ***               ***;

     d.     ***               ***;

     e.     ***               ***;

     f.     ***               ***;

     g.     ***               ***;

     h.     ***               ***;

     i.     ***               ***;

     j.     ***               ***;

     k. In the case that Merck enters into a distribution or sublicensing arrangement for the marketing of BEC-II in Japan and receives


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***  Portions  of  this  page  have  been  omitted  pursuant  to a  request  for
Confidential Treatment and filed separately with the Commission.

     consideration in such transaction other than royalties or payments related to sales (e.g. license fees, payments in lieu of royalties), *** such payments  shall be paid over to  ImClone  at the time or times  that  Merck
     receives such consideration, not to exceed    *** ."

13. Section 4.4 shall be modified to read in its entirety as follows:

     "4.4(a) On Net Sales of Licensed Products in Europe, Australia or New Zealand by Merck, its Affiliates, distributors or sublicensees, Merck shall pay ImClone *** ."

     "4.4(b) On Net Sales of Licensed Products outside Europe, Australia and New Zealand, excluding North America, by Merck, its Affiliates, distributors or sublicensees, Merck shall pay ImClone *** ;"

14. Section 9.1 shall be modified to read in its entirety as follows:

     "9.1 ImClone represents that to the best of its knowledge Merck's use, making, having made, selling and/or having sold Licensed Products does not violate the patent rights of any third party. The parties hereby acknowledge families of patent applications filed under the name of the inventors Koprowski et. al. and entitled "Induction of Antibody Response to Solid Tumors with Anti-Idiotype Antibodies," and the parties acknowledge that Merck has obtained a non-exclusive worldwide license by Wistar under the patent applications mentioned above, and that ImClone shall not be required to contribute payments to such license in Merck's territory."

15. Section 10.2 shall be modified to read in its entirety as follows:

     "10.2 The parties may agree at any time to terminate the Agreement at a fixed date. Prior to or at termination, as the case may be, if any portion of


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***  Portions  of  this  page  have  been  omitted  pursuant  to a  request  for
Confidential Treatment and filed separately with the Commission.

     any payment under Section 4.2(d) is due ImClone through the agreed upon termination date, based on a proration according to calendar time, such portion shall be paid by Merck to ImClone. Alternatively, if at termination any portion of any payment pursuant to Section 4.2(d) already received by ImClone is attributable to the period after the termination date (based on a proration according to calendar time) ImClone shall promptly refund such portion to Merck."

16. Section 10.3 shall be modified to read in its entirety as follows:

     "10.3 Prior to the completion of all payments under Section 4.2(d), Merck shall have the right to terminate the Agreement, based on a sound scientific determination. Merck shall give ImClone written notice of its intent to terminate, and a meeting of the Research Committee shall be convened within two (2) weeks to discuss the grounds for termination. ImClone shall have ninety (90) days from the date of the meeting to provide data to substantiate continuation of the work. Merck may then terminate the Agreement with immediate effect. Prior to or at termination, as the case may be, if any portion of any payment under Section 4.2(d) is due ImClone through the intended date of termination, based on a proration according to calendar time, such portion shall be paid by Merck to ImClone. Alternatively, if at termination any portion of any payment under Section 4.2(d) already received by ImClone is attributable to the period after the termination date (based on a proration according to calendar time), ImClone shall promptly refund such portion to Merck."

17. Section 10.6 shall be modified to read in its entirety as follows:

     "10.6 If Merck fails in a country in which Merck has a right to sell Licensed Products or Alternative Products to pursue in a timely fashion and with all due diligence regulatory approval or sale of an Alternative Product or Licensed Product, and such failure is not remedied within sixty days (60) after written notice from ImClone specifying such failure, ImClone may


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

     immediately, without further notice or opportunity to cure, terminate the license with respect to such Licensed Product or Alternative Product in such country."

18. Section 10.7 shall be modified to remove the word "other" from the first line of the section.

     IN WITNESS WHEREOF, this Amendment to the Agreement has been executed this _______ day of May, 1996.


ImClone Systems Incorporated            Merck KGaA

By:    /s/ Samuel D. Waksal             By:    /s/ Dr. Orth /s/ Dr. Uhl
       ---------------------------             -----------------------------
Name:  Samuel D. Waksal                 Name:  Dr. Orth  Dr. Uhl

Title: President & CEO                  Title: Principal Officer/ Authorized
                                               Representative

Date:  May 14, 1996                     Date:  October 23, 1996


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

Attachment E:  Research and Development Protocol

1.    BEC-2

      The initial development plan for the development of the product established by the parties is attached hereto as encl. 1 (MS-Project EMD 60 205) and will be amended from time to time.

1.1 Manufacturing of trial medication for the multinational pivotal phase II/III study or studies in the indication SCLC

      The trial medication must meet at least the specifications laid down in BB-IND 5076 resp. must fulfill new requirements of the US and EU authorities (c.f. encl. 1) and show equal potency with adequate methods (c.f. section 1.2).

      ImClone is responsible for the production and the quality control as well as for the release of bulk, of the final formulation and of the clinical trial medication including the appropriate storage and shipment according to the requirements of EU and US guidelines. ImClone will coordinate all activities necessary to supply BEC-2 for phase II/III clinical trial(s). ImClone will provide support Merck for any legal and regulatory release requirements or negotiations specific for EU clinical investigations. These activities will be carried out in close contact with the responsible persons at Merck.

      ImClone will consult with Merck and come to an agreement with Merck on all questions related to the establishment of and/or all changes concerning upstream processing, downstream processing, formulation, filling, the stability program (bulk and final formulation), the specifications (including all assays and test procedures) as well as the committed BCG medication.

      ImClone will consult with Merck about their contracts with any third party contractors and will obtain an approval from Merck for all agreements with third party contractors related to the manufacturing of BEC-2 clinical trial medication. Merck use its best efforts to review and approve such contract agreements within a short period of time.

      Merck will receive the complete documentation (original data and reports) on all aspects of manufacturing, including but not limited to cell banks, such documentation having to be identical to the documentation available to ImClone. Merck will receive, on request, samples of the MCB and the WCB.

      Merck will have the right to make audits at ImClone or at the sites of third partners of ImClone. Furthermore, ImClone will ensure that Merck has access to all available data in original and final report form. ImClone will use best efforts to ensure access to original data in the event a contractor ceases its operation.

      Costs to be paid to third parties for manufacturing, quality control, storage, etc., of the clinical trial material shall be shared by the parties according to section 3.4 of the LICENSE AGREEMENT. Any occurring costs must be approved in advance by the RESEARCH COMMITTEE.

      Manufacturing costs as well as costs to manufacturing (e.g., costs for quality control and batch release) arising at ImClone will be shared by Merck only if the BEC-2 production at Celltech Therapeutics fails to meet the specification laid down in BB-IND 5076 and if both parities agree to manufacturing at ImClone.

1.2   Preclinical studies to verify the identity of BEC-2

      In order to more fully characterize BEC-2 the following will be done

      1.                   ***      .

      2.                   ***      .

      3.                   ***      .

      4.                   ***      .

      Further preclinical studies performed to verify the identity of BEC-2 may be included.

      ImClone will consult with Merck about any contracts with third party contractors and will obtain an approval from Merck for all agreements with third party contractors related to the preclinical studies with BEC-2. Merck use its best efforts to review and approve such contract agreements within a short period of time.

      Merck will receive the complete documentation (original data and reports)on all aspects of preclinical studies performed to verify the identity of BEC-2, such documentation having to be identical to the documentation available to ImClone.

1.3   Clinical studies

      The parties will jointly prepare, perform, evaluate and report the pivotal study or studies necessary for obtaining the approval for marketing of BEC-2 both in the US and in the EU. Both parties have the right to perform audits at the other party's site and the sites of all clinical investigators.

      If both parties do not come to an agreement on the study protocol(s), the evaluation of the data or on the final report(s), third party's expertise (3 experts, to be named) shall be obtained for arbitration.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

      Furthermore, both parties shall consult each other about additional clinical trials which may be performed by one party alone. ImClone will provide Merck with the trial material for any such studies to be performed by Merck. The parties agree to inform each other on all planned or ongoing activities within the RESEARCH COMMITTEE.

1.4   Regulatory Affairs

      a) ImClone is responsible for providing all sections of regulatory dossiers including but not limited to expert reports of

          -IND, CTX and other applications clinical trial licenses -PLA's and other applications for marketing authorization

          Any such documentation will be prepared according to current or then applicable FDA, EU, Japan or other national or international regulatory requirements.

      b) Merck will share with ImClone all national or international information on the European regulatory status of the BEC-2 project. On the other hand, ImClone will use its best efforts to keep Merck informed about the US regulatory status of the BEC-2 project.

      c) An electronic mail system between the regulatory departments of both companies will be established as soon as possible.

2.    gp75 and other entities covered under this Agreement

      gp75 as referred to in Attachment E of the Agreement dated April 1, 1990 will be amended by the RESEARCH COMMITTEE.